DatChat Receives Notice of Allowance for Blockchain-Based Communication Systems and Methods

NEW BRUNSWICK, N.J., March 9, 2022 (GLOBE NEWSWIRE) -- DatChat, Inc. (“DatChat” or the “Company”) (Nasdaq: DATS), a communications and social media company that gives users the ability to communicate, share, and post with privacy and screen capture protection, today announced that it has received a notice of allowance from the USPTO for patent application 16/736,858 for a “Blockchain-Based Communication Systems and Methods.”

The “Blockchain-Based Communication Systems and Methods” covers a blockchain-based communication platform, micro-blockchains for direct peer-peer secure communications, ephemeral micro blockchain messaging, control of messages after being sent and a digital rights management engine.

“Our new patent is an important addition to our existing patent portfolio, and further displays our commitment to the development and protection of our intellectual property,” said DatChat CEO Darin Myman. “From this, we continue to show our devotion to protecting our users’ information by giving them control over their messages and posts, even after they’re sent. Of note, this patent comes as we continue to expand our capabilities with our Metaverse and NFT Initiatives, but specifically fortifies our position in the Web 3.0 space.”

About DatChat, Inc.

DatChat Inc. is a blockchain, cybersecurity, and social media Company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that, at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Investor Relations contact:
Alex Thompson, Greg Robles
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com

Press contact:
Zach Kadletz
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com